UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 28, 2022

OHIO VALLEY BANC CORP
(Exact Name of Registrant as Specified in Its Charter)

000-20914
(Commission File Number)

Ohio	31-1359191
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

420 THIRD AVENUE, PO BOX 240
GALLIPOLIS, Ohio 45631
(Address of principal executive offices, including zip code)

(740) 446-2631
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	OVBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 – Financial Information

Item 2.02.	Results of Operations and Financial Condition

GALLIPOLIS, Ohio - Ohio Valley Banc Corp. [Nasdaq: OVBC] (the “Company”) reported consolidated net income for the quarter ended September 30, 2022, of $3,690,000, an increase of $654,000, or 21.5%, from the same period the prior year. Earnings per share for the third quarter of 2022 were $.77 compared to $.63 for the prior year third quarter. For the nine months ended September 30, 2022, net income totaled $9,814,000, an increase of $386,000, or 4.1%, from the same period the prior year. Earnings per share were $2.06 for the first nine months of 2022 versus $1.97 for the first nine months of 2021. Return on average assets and return on average equity were 1.04% and 9.56%, respectively, for the first nine months of 2022, compared to 1.03% and 9.13%, respectively, for the same period in the prior year.

Ohio Valley Banc Corp. President and CEO, Larry Miller said, “It has been another active quarter at OVBC. We believe the best way to maximize shareholder value is by serving our communities as a growing, independent community bank. In this spirit of continued growth, we recently opened our newest location in Ironton, which enabled us to expand our footprint into Lawrence County, Ohio. In addition, we have enjoyed a great year of celebrating Ohio Valley Bank’s 150th anniversary with special customer appreciation events and giveaways across all of our locations. As November 1 marks the day we officially opened our doors for the first time, it makes me think about our future. I am eager to see the bank continue to grow and be a strong force within our communities for the next 150 years.”

For the third quarter of 2022, net interest income increased $1,486,000, and for the nine months ended September 30, 2022, net interest income increased $1,766,000 from the same respective periods last year. Contributing to the increase in net interest income was the increase in the net interest margin and the growth in average earning assets. In relation to the significant increase in market interest rates during 2022 based on actions taken by the Federal Reserve, the net interest margin has responded positively due to the yield on earning assets increasing more than the cost of interest-bearing liabilities. During 2022, the quarterly net interest margin increased from 3.51% for the first quarter, to 3.64% for the second quarter, and 4.03% for the third quarter. As a result of this positive trend, the current net interest margin now exceeds the prior year. For the nine months ended September 30, 2022, the net interest margin was 3.73%, compared to 3.62% for the same period the prior year. For the nine months ended September 30, 2022, average earning assets increased $30 million from the same period the prior year. The increase was primarily due to average securities, which increased $46 million from the first nine months of last year due to higher average deposit balances. Partially offsetting the growth in securities was the $5 million decrease in average loan balances. The decrease in average loans was related to the repayment of all SBA Paycheck Protection Program (PPP) loans as of the first quarter of 2022. As a result of these repayments, the average balance of PPP loans decreased $18 million and the corresponding interest and fees on PPP loans decreased $960,000 for the first nine months of 2022, as compared to the same period last year.

For the three months ended September 30, 2022, the provision for loan losses was negative $378,000, a decrease of $285,000 from the same period last year. The negative provision expense for the third quarter of 2022 was primarily related to the elimination of a $297,000 specific reserve on a collateral dependent impaired loan due to the full collection of the loan balance. For the nine months ended September 30, 2022, the provision for loan losses was negative $691,000, a decrease of $573,000 from the same period last year. The negative provision for loan loss expense experienced during the first nine months of 2022 was due to a decrease in certain economic risk factors, such as the level of classified and criticized loans and the partial release of the COVID reserve. These improvements contributed to lower general reserves, which more than offset the year-to-date net charge-offs of $981,000, of which $613,000 was related to a single loan relationship. The allowance for loan losses was .56% of total loans at September 30, 2022, compared to .78% at December 31, 2021 and .79% at September 30, 2021. The ratio of nonperforming loans to total loans improved to .46% at September 30, 2022, compared to .56% at December 31, 2021 and .72% at September 30, 2021.

For the three months ended September 30, 2022, noninterest income totaled $2,615,000, an increase of $3,000 from the same period last year. For the nine months ended September 30, 2022, noninterest income totaled $8,971,000, an increase of $514,000 from the same period last year. The increase in year-to-date noninterest income was due to a $506,000 increase in service charges on deposit accounts and a $143,000 increase in interchange income on debit and credit card transactions. These increases were partially offset by a $197,000 decrease in the gain on sale of premises.

For the three months ended September 30, 2022, noninterest expense totaled $10,347,000, an increase of $878,000 from the same period last year. For the nine months ended September 30, 2022, noninterest expense totaled $30,158,000, an increase of $2,205,000 from the same period last year. The Company’s largest noninterest expense, salaries and employee benefits, increased $391,000 as compared to the third quarter of 2021 and increased $1,095,000 as compared to the first nine months of 2021. The increase was primarily related to the staffing of Race Day Mortgage and to annual merit increases. Further contributing to higher noninterest expense was other noninterest expense, software expense and data processing. The increase in other noninterest expense was primarily related to the expense associated with purchasing mortgage loan marketing leads for Race Day Mortgage. As a result, other noninterest expense increased $119,000 and $419,000 during the three and nine months ended September 30, 2022, compared to the same periods in 2021, respectively. For the three months and nine months ended September 30, 2022, software expense increased $97,000 and $273,000, respectively, from the same periods last year. The increase was partly due to software platforms utilized by Race Day Mortgage. During the three months ended September 30, 2022, data processing expense increased $109,000, and increased $234,000 during the first nine months of 2022 as compared to the same periods in 2021. The increase was related to higher debit and credit card transaction volume.

The Company’s total assets at September 30, 2022 were $1.252 billion, an increase of $3 million from December 31, 2021. During the first nine months of 2022, the Company deployed a portion of the heightened cash balance into higher yielding earning assets. Since December 31, 2021, loan balances increased $25 million and securities increased $7 million. These increases were funded by a $39 million decrease in cash and cash equivalents. At September 30, 2022, total deposits increased $14 million and shareholders’ equity decreased $13 million from year end 2021. The decrease in shareholders’ equity was related to recording the fair value adjustment for securities classified as available-for-sale. Based on the increase in market rates during the first nine months of 2022, the fair value of securities decreased $19 million on an after-tax basis.

Ohio Valley Banc Corp. common stock is traded on the NASDAQ Global Market under the symbol OVBC. The holding company owns The Ohio Valley Bank Company, with 17 offices in Ohio and West Virginia; Loan Central, Inc. with six consumer finance offices in Ohio; and Race Day Mortgage, Inc., an online consumer direct mortgage company. Learn more about Ohio Valley Banc Corp. at www.ovbc.com.

Caution Regarding Forward-Looking Information

Certain statements contained in this earnings release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “anticipates,” “expects,” “appears,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying those statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including: (i) impacts from the coronavirus (COVID-19) pandemic on our business, operations, customers and capital position; (ii) the impact of COVID-19 on local, national and global economic conditions; unexpected changes in interest rates or disruptions in the mortgage market related to COVID-19 or responses to the health crisis; (iii) changes in political, economic or other factors, such as inflation rates, recessionary or expansive trends, taxes, the effects of implementation of federal legislation with respect to taxes and government spending and the continuing economic uncertainty in various parts of the world; (iv) competitive pressures; (v) fluctuations in interest rates; (vi) the level of defaults and prepayment on loans made by the Company; (vii) unanticipated litigation, claims, or assessments; (viii) fluctuations in the cost of obtaining funds to make loans; (ix) regulatory changes; and (x) other factors that may be described in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events

OHIO VALLEY BANC CORP - Financial Highlights (Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2022	2021	2022	2021
PER SHARE DATA
Earnings per share	$0.77	$0.63	$2.06	$1.97
Dividends per share	$0.21	$0.21	$0.78	$0.63
Book value per share	$26.95	$29.54	$26.95	$29.54
Dividend payout ratio (a)	27.16%	33.11%	37.88%	31.99%
Weighted average shares outstanding	4,771,774	4,783,886	4,768,246	4,786,246

DIVIDEND REINVESTMENT (in 000's)
Dividends reinvested under employee stock ownership plan (b)	$-	$-	$154	$188
Dividends reinvested under dividend reinvestment plan (c)	$516	$426	$1,741	$1,288

PERFORMANCE RATIOS
Return on average equity	11.00%	8.63%	9.56%	9.13%
Return on average assets	1.15%	0.96%	1.04%	1.03%
Net interest margin (d)	4.03%	3.57%	3.73%	3.62%
Efficiency ratio (e)	70.95%	72.32%	72.30%	70.88%
Average earning assets (in 000's)	$1,177,124	$1,164,309	$1,173,118	$1,142,658

(a) Total dividends paid as a percentage of net income.
(b) Shares may be purchased from OVBC and on secondary market.
(c) Shares may be purchased from OVBC and on secondary market.
(d) Fully tax-equivalent net interest income as a percentage of average earning assets.
(e) Noninterest expense as a percentage of fully tax-equivalent net interest income plus noninterest income.

OHIO VALLEY BANC CORP - Consolidated Statements of Income (Unaudited)

	Three months ended		Nine months ended
(in $000's)	September 30,		September 30,
	2022	2021	2022	2021
Interest income:
Interest and fees on loans	$10,984	$10,522	$30,802	$31,649
Interest and dividends on securities	1,032	654	2,806	1,791
Interest on interest-bearing deposits with banks	516	50	802	111
Total interest income	12,532	11,226	34,410	33,551
Interest expense:
Deposits	504	692	1,530	2,374
Borrowings	183	175	492	555
Total interest expense	687	867	2,022	2,929
Net interest income	11,845	10,359	32,388	30,622
Provision for (recovery of) loan losses	(378)	(93)	(691)	(118)
Noninterest income:
Service charges on deposit accounts	662	514	1,815	1,309
Trust fees	80	70	247	212
Income from bank owned life insurance and annuity assets	205	253	674	701
Mortgage banking income	185	179	640	544
Electronic refund check/deposit fees	0	0	675	675
Debit / credit card interchange income	1,291	1,237	3,603	3,460
Gain on other real estate owned	0	0	7	1
Tax preparation fees	3	3	741	752
Other	189	356	569	803
Total noninterest income	2,615	2,612	8,971	8,457
Noninterest expense:
Salaries and employee benefits	5,867	5,476	17,120	16,025
Occupancy	517	483	1,419	1,415
Furniture and equipment	296	287	841	852
Professional fees	418	425	1,405	1,282
Marketing expense	260	128	718	664
FDIC insurance	80	84	250	242
Data processing	776	667	2,136	1,902
Software	561	464	1,620	1,347
Foreclosed assets	11	10	48	32
Amortization of intangibles	8	11	28	38
Other	1,553	1,434	4,573	4,154
Total noninterest expense	10,347	9,469	30,158	27,953
Income before income taxes	4,491	3,595	11,892	11,244
Income taxes	801	559	2,078	1,816
NET INCOME	$3,690	$3,036	$9,814	$9,428

OHIO VALLEY BANC CORP - Consolidated Balance Sheets (Unaudited)

(in $000's, except share data)	September 30,	December 31
	2022	2021
ASSETS
Cash and noninterest-bearing deposits with banks	$13,587	$14,111
Interest-bearing deposits with banks	99,524	137,923
Total cash and cash equivalents	113,111	152,034
Certificates of deposit in financial institutions	1,868	2,329
Securities available for sale	184,844	177,000
Securities held to maturity (estimated fair value: 2022 - $8,655; 2021 - $10,450)	9,642	10,294
Restricted investments in bank stocks	5,953	7,265
Total loans	855,913	831,191
Less: Allowance for loan losses	(4,811)	(6,483)
Net loans	851,102	824,708
Premises and equipment, net	20,490	20,730
Premises and equipment held for sale, net	598	438
Other real estate owned, net	15	15
Accrued interest receivable	3,053	2,695
Goodwill	7,319	7,319
Other intangible assets, net	35	64
Bank owned life insurance and annuity assets	39,417	37,281
Operating lease right-of-use asset, net	1,170	1,195
Deferred tax assets	7,056	2,217
Other assets	6,801	4,185
Total assets	$1,252,474	$1,249,769

LIABILITIES
Noninterest-bearing deposits	$353,352	$353,578
Interest-bearing deposits	720,973	706,330
Total deposits	1,074,325	1,059,908
Other borrowed funds	18,085	19,614
Subordinated debentures	8,500	8,500
Operating lease liability	1,170	1,195
Other liabilities	21,774	19,196
Total liabilities	1,123,854	1,108,413

SHAREHOLDERS' EQUITY
Common stock ($1.00 stated value per share, 10,000,000 shares authorized; 2022 - 5,465,707 shares issued; 2021 - 5,447,185 shares issued)	5,465	5,447
Additional paid-in capital	51,722	51,165
Retained earnings	106,799	100,702
Accumulated other comprehensive income	(18,700)	708
Treasury stock, at cost (693,933 shares)	(16,666)	(16,666)
Total shareholders' equity	128,620	141,356
Total liabilities and shareholders' equity	$1,252,474	$1,249,769

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OHIO VALLEY BANC CORP.

Date:	October 28, 2022	By:	/s/ Larry E. Miller
Larry E. Miller
Chief Executive Officer